                                                                     EXHIBIT 2.0

                 PALMYRA SAVING AND BUILDING ASSOCIATION, F.A.
                               PALMYRA, MISSOURI

                          AMENDED PLAN OF CONVERSION
               FROM FEDERAL MUTUAL SAVINGS AND LOAN ASSOCIATION
                         TO FEDERAL STOCK SAVINGS BANK
                      AND FORMATION OF A HOLDING COMPANY


                                 INTRODUCTION
                                 ------------


I.   General
     -------

     The Board of Directors of Palmyra Saving and Building Association, F.A. ("Association") desires to attract new capital to the Association to increase its net worth, to support future growth, to increase the amount of funds available for other lending and investment, to provide greater resources for the expansion of customer services and to facilitate future expansion by the Association. In addition, the Board of Directors intends to implement stock option plans and other stock benefit plans as part of the Conversion in order to attract and retain qualified directors and officers. It is the further desire of the Board of Directors to reorganize the Association as the wholly owned subsidiary of a holding company to enhance flexibility of operations, diversification of business opportunities and financial capability for business and regulatory purposes and to enable the Association to compete more effectively with other financial service organizations. Accordingly, on September 24, 1998, the Board of Directors, after careful study and consideration, adopted by unanimous vote this Plan of Conversion From Federal Mutual Savings and Loan Association to Federal Stock Savings Bank and Formation Of A Holding Company ("Plan"), which was subsequently amended on January 21, 1999, which provides for the conversion of the Association from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association and the concurrent formation of a holding company for the Association ("Holding Company").

     All capitalized terms contained in the Plan shall have the meanings ascribed to them in Section II hereof.

     Pursuant to this Plan, shares of Conversion Stock will be offered as part of the Conversion in a Subscription Offering pursuant to nontransferable Subscription Rights at a predetermined and uniform price first to the Association's Eligible Account Holders, second to the Tax-Qualified Employee Stock Benefit Plans, third to the Association's Supplemental Eligible Account Holders, and fourth to Other Members of the Association. Shares not subscribed for in the Subscription Offering will be offered as part of the Conversion to the general public in a Direct Community Offering. Shares still remaining may then be offered to the general public in a Syndicated Community Offering, an underwritten public offering, or otherwise. The aggregate Purchase Price of the Conversion Stock will be based upon an independent appraisal of the Association and will reflect the estimated pro forma market value of the Association as a subsidiary of the Holding Company.

     The Conversion is subject to the regulations of the Director of the OTS (Part 563b of the Rules and Regulations Applicable to All Savings Associations) as promulgated pursuant to Section 5(i) of the Home Owners' Loan Act.

     Consummation of the Conversion is subject to the approval of this Plan and the Conversion by the OTS and by the affirmative vote of Members of the Association holding not less than a majority of the total votes eligible to be cast at a special meeting of the Members to be called to consider the Conversion.

     No change will be made in the Board of Directors or management of the Association as a result of the Conversion.

II.  Definitions
     -----------

     As used in this Plan, the terms set forth below have the following meanings:

     A.  Acting in Concert:  (i) Knowing participation in a joint activity or
         -----------------
interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A Person (as defined herein) who acts in concert with another Person ("other party") shall also be deemed to be acting in concert with any Person who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a Person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the Tax-Qualified Employee Benefit Plan will be aggregated.

     B.  Associate:  When used to indicate a relationship with any Person, means
         ---------
(i) any corporation or organization (other than the Association or a majority-owned subsidiary of the Association, or the Holding Company) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except that it does not include a Tax-Qualified Employee Stock Benefit Plan and
(iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Association, any of its subsidiaries, or the Holding Company.

     C.  Association:  Palmyra Saving and Building Association, F.A., in its
         -----------
present form as a federally chartered mutual savings and loan association.

     D.  Capital Stock:  Any and all authorized capital stock in the Converted
         -------------
Association.

     E.  Common Stock:  Any and all authorized common stock in the Holding
         ------------
Company subsequent to the Conversion.

     F.  Conversion:  (i) Amendment of the Association's Charter and Bylaws to
         ----------
authorize issuance of shares of Capital Stock by the Converted Association and to conform to the requirements of a Federal stock savings bank under the laws of the United States and rules and regulations of the OTS; (ii) issuance and sale of Conversion Stock by the Holding Company in the Subscription Offering and Direct Community Offering; and (iii) purchase by the Holding Company of all of the issued and outstanding shares of Capital Stock of the Converted Association to be issued in the Conversion immediately following or concurrently with the close of the sale of all Conversion Stock.

     G.  Conversion Stock:  Holding Company common stock to be issued and sold
         ----------------
by the Holding Company pursuant to the Plan.

     H.  Converted Association:  Palmyra Saving and Building Association, F.A.,
         ---------------------
in its converted form as a federally chartered stock savings and loan association.

     I.  Direct Community Offering:  The offering for sale of Conversion Stock
         -------------------------
to the public.

     J.  Eligibility Record Date:  June 30, 1997.
         -----------------------

     K.  Eligible Account Holder:  Holder of a Qualifying Deposit in the
         -----------------------
Association on the Eligibility Record Date.

     L.  FDIC:  Federal Deposit Insurance Corporation.
         ----

     M.  Form AC Application:  The application submitted to the OTS on OTS Form
         -------------------
AC for approval of the Conversion.

     N.  H-(e)1 Application:  The application submitted to the OTS on OTS Form
         ------------------
H-(e)1 or, if applicable, Form H-(e)1-S for approval of the Holding Company's acquisition of all of the Capital Stock of the Converted Association.

     O.  Holding Company:  A corporation to be formed by the Association under
         ---------------
state law for the purpose of becoming a holding company through the issuance and sale of its stock under the Plan, and concurrent acquisition of 100% of the Capital Stock of the Converted Association to be issued pursuant to the Plan.

     P.  Holding Company Stock:  Any and all authorized capital stock of the
         ---------------------
Holding Company.

     Q.  Local Community:  Clark, Lewis and Marion Counties, Missouri.
         ---------------

     R.  Market Maker:  A dealer (i.e., any Person who engages directly or
         ------------
indirectly as agent, broker, or principal in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another Person) who, with respect to a particular security, (i) regularly publishes bona fide, competitive bid and offer quotations in a recognized inter-dealer quotation system or furnishes bona fide competitive bid and offer quotations on request and (ii) is ready, willing and able to effect transactions in reasonable quantities at his quoted prices with other brokers or dealers.

     S.  Members:  All Persons or entities who qualify as members of the
         -------
Association pursuant to its Charter and Bylaws prior to the Conversion.

     T.  Officer:  An executive officer of the Association, which includes the
         -------
Chairman of the Board, President, Vice President, Secretary, Treasurer or Principal Financial Officer, Comptroller or Principal Accounting Officer, and Senior Vice Presidents, Vice Presidents in charge of principal business functions, the Secretary and the Treasurer as well as any other person performing similar functions.

     U.  Order Forms:  Forms to be used for the purchase of Conversion Stock
         -----------
sent to Eligible Account Holders and other parties eligible to purchase Conversion Stock in the Subscription Offering pursuant to the Plan.

     V.  Other Member:  Holder of a Savings Account (other than Eligible Account
         ------------
Holders and Supplemental Eligible Account Holders) as of the Record Date, and borrowers from the Association as provided in the Association's Federal Mutual Charter who continue as borrowers from the Association as of the Record Date.

     W.  OTS:  Office of Thrift Supervision of the United States Department of
         ---
the Treasury.

     X.  Person:  An individual, corporation, partnership, association, joint
         ------
stock company, trusts of natural Persons, unincorporated organization or a government or any political subdivision thereof.

     Y.  Plan:  This Plan of Conversion, which provides for the conversion of
         ----
the Association from a federally chartered mutual savings and loan association to a federally chartered capital stock savings and loan association as a wholly owned subsidiary of the Holding Company, as originally adopted by the Board of Directors or as amended in accordance with the terms hereof.

     Z.   Qualifying Deposit:  The deposit balance in any Savings Account, and
          ------------------
any certificate of deposit, any demand deposit account and any noninterest-bearing deposit account, as of the close of business on the Eligibility Record Date or the Supplemental Eligibility Record Date, as applicable; provided, however, that no account with a deposit balance of less than $50.00 on such date shall constitute a Qualifying Deposit.

     AA.  Record Date:  Date which determines which Members are entitled to vote
          -----------
at the Special Meeting.

     BB.  Registration Statement:  The registration statement on SEC Form S-1 or
          ----------------------
SEC Form SB-2 filed by the Holding Company with the SEC for the purpose of registering the Conversion Stock under the Securities Act of 1933, as amended.

     CC.  Savings Account(s):  Withdrawable deposit(s) in the Association or the
          ------------------
Converted Association.

     DD.  SEC:  Securities and Exchange Commission.
          ---

     EE.  Special Meeting:  The special meeting of Members called for the
          ---------------
purpose of considering the Plan for approval.

     FF.  Subscription Offering:  The offering of Conversion Stock to Eligible
          ---------------------
Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members under the Plan.

     GG.  Subscription Rights:  Nontransferable, non-negotiable, personal rights
          -------------------
of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members to purchase Conversion Stock.

     HH.  Supplemental Eligibility Record Date:  The last day of the calendar
          ------------------------------------
quarter preceding the approval of the Plan by the OTS.

     II.  Supplemental Eligible Account Holder:  Holder of a Qualifying Deposit
          ------------------------------------
in the Association (other than an Officer or director of the Association or their Associates) on the Supplemental Eligibility Record Date.

     JJ.  Syndicated Community Offering:  The offering for sale by a syndicate
          -----------------------------
of broker-dealers to the general public of shares of Conversion Stock not purchased in the Subscription Offering and the Direct Community Offering.

     KK.  Tax-Qualified Employee Stock Benefit Plan: Any defined benefit plan or
          -----------------------------------------
defined contribution plan of the Association or Holding Company, such as an employee stock ownership plan, bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under section 401 of the Internal Revenue Code. A "non-tax-qualified employee stock benefit plan" is any defined benefit plan or defined contribution plan that is not so qualified.

III. Steps Prior to Submission of the Plan to the Members for Approval
     -----------------------------------------------------------------

     Prior to submission of the Plan to the Members for approval, the Association must receive approval from the OTS of the Form AC Application. Prior to such regulatory approval:

     A. The Board of Directors shall adopt the Plan by a vote of not less than two-thirds of its entire membership.

     B. The Association shall notify the Members of the adoption of the Plan by publishing legal notice in a newspaper having a general circulation in each community in which the Association maintains an office.

     C. A press release relating to the proposed Conversion may be submitted to the local media.

     D. Copies of the Plan as adopted by the Board of Directors shall be made available for inspection at each office of the Association.

     E. The Association shall cause the Holding Company to be incorporated under state law and the Board of Directors of the Holding Company shall concur in the Plan by at least a two-thirds vote.

     F. As soon as practicable following the adoption of this Plan, the Association shall file the Form AC Application, and the Holding Company shall file the Registration Statement and the H-(e)1 Application. Upon filing the Form AC Application, the Association shall publish legal notice of the filing of the Form AC Application in a newspaper having a general circulation in each community in which the Association maintains an office and/or by mailing a letter to each of its Members, and shall publish such other notices of the Conversion as may be required in connection with the H-(e)1 Application and by the regulations and policies of the OTS.

     G. The Association shall obtain an opinion of its tax advisors or a favorable ruling from the United States Internal Revenue Service which shall state that the Conversion will not result in any gain or loss for Federal income tax purposes to the Association or its Eligible Account Holders, Supplemental Eligible Account Holders and Other Members. Receipt of a favorable opinion or ruling is a condition precedent to completion of the Conversion.

IV.  Meeting of Members
     ------------------

     Subsequent to the approval of the Plan by the OTS, the Special Meeting shall be scheduled in accordance with the Association's Bylaws. Promptly after receipt of approval and at least 20 days but not more than 45 days prior to the Special Meeting, the Association shall distribute proxy solicitation materials to all Members and beneficial owners of accounts held in fiduciary capacities where the beneficial owners possess voting rights, as of the Record Date. The proxy solicitation materials shall include a copy of the proxy statement to be used in connection with such solicitation ("Proxy Statement") and other documents authorized for use by the regulatory authorities and may also include a copy of the Plan and/or a prospectus ("Prospectus") as provided in Paragraph V below. The Association shall also advise each Eligible Account Holder and Supplemental Eligible Account Holder not entitled to vote at the Special Meeting of the proposed Conversion and the scheduled Special Meeting, and provide a postage prepaid card on which to indicate whether he wishes to receive the Prospectus, if the Subscription Offering is not held concurrently with the proxy solicitation.

     Pursuant to OTS regulations, an affirmative vote of not less than a majority of the total outstanding votes of the Members is required for approval of the Plan. Voting may be in person or by proxy. The OTS shall be notified promptly of the actions of the Members.

V.   Summary Proxy Statement
     -----------------------

     The Proxy Statement furnished to Members may be in summary form, provided that a statement is made in bold-face type that a more detailed description of the proposed transaction may be obtained by returning an enclosed postage prepaid card or other written communication requesting supplemental information. Without prior approval of the OTS, the Special Meeting shall not be held less than 20 days after the last day on which the supplemental information statement is mailed to requesting Members. The supplemental information statement may be combined with the Prospectus if the Subscription Offering is commenced concurrently with or during the proxy solicitation of Members for the Special Meeting.

VI.   Offering Documents
      ------------------

      The Holding Company may commence the Subscription Offering and, provided that the Subscription Offering has commenced, may commence the Direct Community Offering concurrently with or during the proxy solicitation of Members. The Holding Company may close the Subscription Offering before the Special Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon approval of the Plan by the Members at the Special Meeting. The Association's proxy solicitation materials may require Eligible Account Holders, Supplemental Eligible Account Holders and Other Members to return to the Association by a reasonable certain date a postage prepaid card or other written communication requesting receipt of a Prospectus with respect to the Subscription Offering, provided that if the Prospectus is not mailed concurrently with the proxy solicitation materials, the Subscription Offering shall not be closed until the expiration of 30 days after the mailing of the proxy solicitation materials. If the Subscription Offering is not commenced within 45 days after the Special Meeting, the Association may transmit, not more than 30 days prior to the commencement of the Subscription Offering, to each Eligible Account Holder, Supplemental Eligible Account Holder and other eligible subscribers who had been furnished with proxy solicitation materials a notice which shall state that the Association is not required to furnish a Prospectus to them unless they return by a reasonable date certain a postage prepaid card or other written communication requesting the receipt of the Prospectus.

      Prior to commencement of the Subscription Offering, the Direct Community Offering and the Syndicated Community Offering, the Holding Company shall file the Registration Statement. The Holding Company shall not distribute the final Prospectus until the Registration Statement containing same has been declared effective by the SEC and the Prospectus has been declared effective by the OTS.

VII.  Combined Subscription and Direct Community Offering
      ---------------------------------------------------

      Instead of a separate Subscription Offering, all Subscription Rights may be exercised by delivery of properly completed and executed Order Forms to the Association or selling group utilized in connection with the Direct Community Offering and the Syndicated Community Offering. If a separate Subscription Offering is not held, orders for Conversion Stock in the Direct Community Offering shall first be filled pursuant to the priorities and limitations stated in Paragraph IX.C., below.

VIII. Consummation of the Conversion
      ------------------------------

      After receipt of all orders for Conversion Stock, the amendment of the Association's Federal Mutual Charter and Bylaws to authorize the issuance of shares of Capital Stock and to conform to the requirements of a federal stock savings bank, as approved by the Members at the Special Meeting will be declared effective by the OTS. At such time, the Conversion Stock will be issued and sold by the Holding Company, the Capital Stock to be issued in the Conversion will be issued and sold to the Holding Company, and the Converted Association will become a wholly owned subsidiary of the Holding Company. The Converted Association will issue to the Holding Company 1,000 shares of its common stock, representing all of the shares of Capital Stock to be issued by the Converted Association, and the Holding Company will make payment to the Converted Association of that portion of the aggregate net proceeds realized by the Holding Company from the sale of the Conversion Stock under the Plan as may be authorized or required by the OTS.

IX.   Stock Offering
      --------------

      A.  Number of Shares
          ----------------

      The number of shares of Conversion Stock to be offered pursuant to the Plan shall be determined initially by the Board of Directors of the Association and the Board of Directors of the Holding Company in conjunction with the determination of the Purchase Price (as that term is defined in Paragraph IX.B. below). The number of shares to be offered may be subsequently adjusted by the Board of Directors prior to completion of the offering.

     B.  Independent Evaluation and Purchase Price of Shares
         ---------------------------------------------------

     All shares of Conversion Stock sold in the Conversion, including shares sold in any Direct Community Offering, shall be sold at a uniform price per share, referred to herein as the "Purchase Price." The Purchase Price shall be determined by the Board of Directors of the Association and the Board of Directors of the Holding Company immediately prior to the simultaneous completion of all such sales contemplated by this Plan on the basis of the estimated pro forma market value of the Converted Association and the Holding Company at such time. The estimated pro forma market value of the Converted Association and the Holding Company shall be determined for such purpose by an independent appraiser on the basis of such appropriate factors not inconsistent with the regulations of the OTS. Immediately prior to the Subscription Offering, a subscription price range shall be established which shall vary from 15% above to 15% below the average of the minimum and maximum of the estimated price range. The maximum subscription price (i.e., the per share amount to be remitted when subscribing for shares of Conversion Stock) shall then be determined within the subscription price range by the Board of Directors of the Association. The subscription price range and the number of shares to be offered may be revised after the completion of the Subscription Offering with OTS approval without a resolicitation of proxies or Order Forms or both.

     C.  Method of Offering Shares
         -------------------------

     Subscription Rights shall be issued at no cost to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Members pursuant to priorities established by this Plan and the regulations of the OTS. In order to effect the Conversion, all shares of Conversion Stock proposed to be issued in connection with the Conversion must be sold and, to the extent that shares are available, no subscriber shall be allowed to purchase less than 25 shares; provided, however, that if the purchase price is greater than $20.00 per share, the minimum number of shares which must be subscribed for shall be adjusted so that the aggregate actual purchase price required to be paid for such minimum number of shares does not exceed $500.00. The priorities established for the purchase of shares are as follows:

         1.  Category 1:  Eligible Account Holders
             -------------------------------------

             a. Each Eligible Account Holder shall receive, without payment, Subscription Rights entitling such Eligible Account Holder to purchase that number of shares of Conversion Stock which is equal to the greater of the maximum purchase limitation established for the Direct Community Offering, one-tenth of one percent of the total offering or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders. If the allocation made in this paragraph results in an oversubscription, shares of Conversion Stock shall be allocated among subscribing Eligible Account Holders so as to permit each such account holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make his total allocation equal to 100 shares of Conversion Stock or the total amount of his subscription, whichever is less. Any shares of Conversion Stock not so allocated shall be allocated among the subscribing Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits as compared to the total Qualifying Deposits of all subscribing Eligible Account Holders.

             b. Subscription Rights received by Officers and directors of the Association and their Associates, as Eligible Account Holders, based on their increased deposits in the Association in the one-year period preceding the Eligibility Record Date shall be subordinated to all other subscriptions involving the exercise of Subscription Rights pursuant to this Category.

         2.  Category 2: Tax-Qualified Employee Stock Benefit Plans
             ------------------------------------------------------

             a. Tax-Qualified Employee Stock Benefit Plans shall receive, without payment, nontransferable Subscription Rights to purchase in the aggregate up to 8% of the Conversion Stock, including shares of Conversion Stock to be issued in the Conversion as result of an increase in the estimated price range after commencement of the Subscription Offering and prior to the completion of the Conversion. The Subscription Rights granted to Tax-Qualified Stock Benefit Plans shall be subject to the availability of shares of Conversion Stock after taking into account the shares of Conversion Stock purchased by Eligible Account Holders; provided, however, that in the event the number of shares offered in the Conversion is increased to an amount greater than the maximum of the estimated price range as set forth in the Prospectus ("Maximum Shares"), the Tax-Qualified Employee Stock Benefit Plans shall have a priority right to purchase any such shares exceeding the Maximum Shares up to an aggregate of 8% of the Conversion Stock. Tax-Qualified Employee Stock Benefit Plans may use funds contributed or borrowed by the Holding Company or the Association and/or borrowed from an independent financial institution to exercise such Subscription Rights, and the Holding Company and the Association may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Association to fail to meet any applicable capital requirements.

         3.  Category 3:  Supplemental Eligible Account Holders
             --------------------------------------------------

             a. In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Form AC Application filed prior to OTS approval, then, and only in that event, each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights entitling such Supplemental Eligible Account Holder to purchase that number of shares of Conversion Stock which is equal to the greater of the maximum purchase limitation established for the Direct Community Offering, one-tenth of one percent of the total offering or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the Qualifying Deposits of all subscribing Supplemental Eligible Account Holders.

             b. Subscription Rights received pursuant to this category shall be subordinated to Subscription Rights granted to Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans.

             c. Any Subscription Rights to purchase shares of Conversion Stock received by an Eligible Account Holder in accordance with Category Number 1 shall reduce to the extent thereof the Subscription Rights to be distributed pursuant to this Category.

             d. In the event of an oversubscription for shares of Conversion Stock pursuant to this Category, shares of Conversion Stock shall be allocated among the subscribing Supplemental Eligible Account Holders as follows:

                 (1) Shares of Conversion Stock shall be allocated so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares of Conversion Stock sufficient to make his total allocation (including the number of shares of Conversion Stock, if any, allocated in accordance with Category Number 1) equal to 100 shares of Conversion Stock or the total amount of his subscription, whichever is less.

                 (2) Any shares of Conversion Stock not allocated in accordance with subparagraph (1) above shall be allocated among the subscribing Supplemental Eligible Account Holders on an equitable basis, related to the amounts of their respective Qualifying Deposits as compared to the total Qualifying Deposits of all subscribing Supplemental Eligible Account Holders.

         4.  Category 4: Other Members
             --------------------------

             a. Other Members shall receive, without payment, Subscription Rights to purchase shares of Conversion Stock, after satisfying the subscriptions of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders pursuant to Category Nos. l, 2 and 3 above, subject to the following conditions:

                 (1) Each such Other Member shall be entitled to subscribe for the greater of the maximum purchase limitation established for the Direct Community Offering or one-tenth of one percent of the total offering.

                 (2) In the event of an oversubscription for shares of Conversion Stock pursuant to Category No. 4, the shares of Conversion Stock available shall be allocated among the subscribing Other Members pro rata on the basis of the amounts of their respective subscriptions.

     D.  Direct Community Offering and Syndicated Community Offering
         -----------------------------------------------------------

         1. Any shares of Conversion Stock not purchased through the exercise of Subscription Rights set forth in Category Nos. 1 through 4 above may be sold by the Holding Company to Persons under such terms and conditions as may be established by the Association's Board of Directors with the concurrence of the OTS. The Direct Community Offering may commence concurrently with or as soon as possible after the completion of the Subscription Offering and must be completed within 45 days after completion of the Subscription Offering, unless extended with the approval of the OTS. No Person may purchase shares of Conversion Stock in the Direct Community Offering having an aggregate purchase price of more than $60,000. The right to purchase shares of Conversion Stock under this Category is subject to the right of the Association or the Holding Company to accept or reject such subscriptions in whole or in part. In the event of an oversubscription for shares in this Category, the shares available shall be allocated among prospective purchasers pro rata on the basis of the amounts of their respective orders. The offering price for which such shares are sold to the general public in the Direct Community Offering shall be the Purchase Price.

         2. Orders received in the Direct Community Offering first shall be filled up to a maximum of 2% of the Conversion Stock and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

         3. The Conversion Stock offered in the Direct Community Offering shall be offered and sold in a manner that will achieve the widest distribution thereof. Preference shall be given in the Direct Community Offering to natural Persons and trusts of natural Persons residing in the Local Community.

         4. Subject to such terms, conditions and procedures as may be determined by the Association and the Holding Company, all shares of Conversion Stock not subscribed for in the Subscription Offering or ordered in the Direct Community Offering may be sold by a syndicate of broker-dealers to the general public in a Syndicated Community Offering. No Person may purchase shares of Conversion Stock in the Syndicated Community Offering having an aggregate purchase price of more than $60,000. Each order for Conversion Stock in the Syndicated Community Offering shall be subject to the absolute right of the Association and the

     Holding Company to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering. The Association and the Holding Company may commence the Syndicated Community Offering concurrently with, at any time during, or as soon as practicable after the end of the Subscription Offering and/or Direct Community Offering, provided that the Syndicated Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Association and the Holding Company with the approval of the OTS.

         5. If for any reason a Syndicated Community Offering of shares of Conversion Stock not sold in the Subscription Offering and the Direct Community Offering cannot be effected, or in the event that any insignificant residue of shares of Conversion Stock is not sold in the Subscription Offering, Direct Community Offering or Syndicated Community Offering, the Association and the Holding Company shall use their best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the OTS.

         6. In the event a Direct Community Offering or Syndicated Community Offering do not appear feasible, the Association will immediately consult with the OTS to determine the most viable alternative available to effect the completion of the Conversion. Should no viable alternative exist, the Association may terminate the Conversion with the concurrence of the OTS.

     E.  Limitations Upon Purchases
         --------------------------

     The following additional limitations and exceptions shall be imposed upon purchases of shares of Conversion Stock:

         1. No Person, together with Associates of or Persons Acting in Concert with such Person, may purchase in the aggregate more than the overall maximum purchase limitation of $100,000 of Conversion Stock, except that Tax-Qualified Employee Stock Benefit Plans may purchase up to 8% of the total Conversion Stock issued and shares held or to be held by the Tax-Qualified Employee Stock Benefit Plans and attributable to a Person shall not be aggregated with other shares purchased directly by or otherwise attributable to such Person.

         2. Officers and directors of the Association and Associates thereof may not purchase in the aggregate more than 35% of the shares issued in the Conversion.

         3. The Association's and Holding Company's Boards of Directors will not be deemed to be Associates or a group of Persons Acting in Concert with other directors or trustees solely as a result of membership on the Board of Directors.

         4. The Association's Board of Directors, with the approval of the OTS and without further approval of Members, may, as a result of market conditions and other factors, increase or decrease the purchase limitation in paragraphs 1 and 4 above or the number of shares of Conversion Stock to be sold in the Conversion. If the Association or the Holding Company, as the case may be, increases the maximum purchase limitations or the number of shares of Conversion Stock to be sold in the Conversion, the Association or the Holding Company, as the case may be, is only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Association or the Holding Company, as the case may be, resolicit certain other large subscribers. If the Association or the Holding Company, as the case may be, decreases the maximum purchase limitations or the number of shares of Conversion Stock to be sold in the Conversion, the orders of any Person who subscribed for the maximum purchase amount shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

     Each Person purchasing Conversion Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the purchase limitations under the Plan or otherwise imposed by law, rule or regulation. In the event that such purchase limitations are violated by any Person (including any Associate or group of Persons affiliated or otherwise Acting in Concert with such Person), the Holding Company shall have the right to purchase from such Person at the actual Purchase Price per share all shares acquired by such Person in excess of such purchase limitations or, if such excess shares have been sold by such Person, to receive from such Person the difference between the actual Purchase Price per share paid for such excess shares and the price at which such excess shares were sold by such Person. This right of the Holding Company to purchase such excess shares shall be assignable by the Holding Company.

     F.  Restrictions On and Other Characteristics of the Conversion Stock
         -----------------------------------------------------------------

         1.  Transferability.  Conversion Stock purchased by Officers and
             ---------------
     directors of the Association and officers and directors of the Holding Company shall not be sold or otherwise disposed of for value for a period of one year from the date of Conversion, except for any disposition (i) following the death of the original purchaser or (ii) resulting from an exchange of securities in a merger or acquisition approved by the regulatory authorities having jurisdiction.

         The Conversion Stock issued by the Holding Company to such Officers and directors shall bear a legend giving appropriate notice of the one-year holding period restriction. Said legend shall state as follows:

         "The shares evidenced by this certificate are restricted as to transfer for a period of one year from the date of this certificate pursuant to
         Part 563b of the Rules and Regulations of the Office of Thrift Supervision. These shares may not be transferred prior thereto without a legal opinion of counsel that said transfer is permissible under the provisions of applicable laws and regulations."

         In addition, the Holding Company shall give appropriate instructions to the transfer agent of the Holding Company Stock with respect to the foregoing restrictions. Any shares of Holding Company Stock subsequently issued as a stock dividend, stock split or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for such Persons as may be then applicable to such restricted stock.

         2.  Subsequent Purchases by Officers and Directors.  Without prior
             ----------------------------------------------
     approval of the OTS, if applicable, Officers and directors of the Association and officers and directors of the Holding Company, and their Associates, shall be prohibited for a period of three years following completion of the Conversion from purchasing outstanding shares of Holding Company Stock, except from a broker or dealer registered with the SEC. Notwithstanding this restriction, purchases involving more than 1% of the total outstanding shares of Holding Company Stock and purchases made and shares held by a Tax-Qualified or non-Tax-Qualified Employee Stock Benefit Plan which may be attributable to such directors and Officers may be made in negotiated transactions without OTS permission or the use of a broker or dealer.

         3.  Repurchase and Dividend Rights.  For a period of three years
             ------------------------------
     following the consummation of the Conversion, any repurchases of Holding Company Stock by the Holding Company from any Person shall be subject to the then applicable rules and regulations and policies of the OTS. The Converted Association may not declare or pay a cash dividend on or repurchase any of its Capital Stock if the result thereof would be to reduce the regulatory capital of the Converted Association below the amount required for the liquidation account described in Paragraph XIII. Further, any dividend declared or paid on the Capital Stock shall comply with the then applicable rules and regulations of the OTS.

         4.  Voting Rights.  After the Conversion, holders of Savings Accounts
             -------------
     in and obligors on loans of the Converted Association will not have voting rights in the Converted Association. Exclusive voting rights with respect to the Holding Company shall be vested in the holders of Holding Company Stock; holders of Savings Accounts in and obligors on loans of the Converted Association will not have any voting rights in the Holding Company except and to the extent that such Persons become stockholders of the Holding Company, and the Holding Company will have exclusive voting rights with respect to the Converted Association's Capital Stock.

     G.  Mailing of Offering Materials and Collation of Subscriptions
         ------------------------------------------------------------

     The sale of all shares of Conversion Stock offered pursuant to the Plan must be completed within 24 months after approval of the Plan at the Special Meeting. After approval of the Plan by the OTS and the declaration of the effectiveness of the Prospectus, the Holding Company shall distribute Prospectuses and Order Forms for the purchase of shares of Conversion Stock in accordance with the terms of the Plan.

     The recipient of an Order Form shall be provided not less than 20 days nor more than 45 days from the date of mailing, unless extended, properly to complete, execute and return the Order Form to the Holding Company or the Association. Self-addressed, postage prepaid, return envelopes shall accompany all Order Forms when they are mailed. Failure of any eligible subscriber to return a properly completed and executed Order Form within the prescribed time limits shall be deemed a waiver and a release by such eligible subscriber of any rights to purchase shares of Conversion Stock under the Plan.

     The sale of all shares of Conversion Stock proposed to be issued in connection with the Conversion must be completed within 45 days after the last day of the Subscription Offering, unless extended by the Holding Company with the approval of the OTS.

     H.  Method of Payment
         -----------------

     Payment for all shares of Conversion Stock may be made in cash, by check or by money order, or if a subscriber has a Savings Account(s) in the Association, such subscriber may authorize the Association to charge the subscriber's Savings Account(s). The Association shall pay interest at not less than the passbook rate on all amounts paid in cash or by check or money order to purchase shares of Conversion Stock in the Subscription Offering from the date payment is received until the Conversion is completed or terminated. The Association is not permitted knowingly to loan funds or otherwise extend any credit to any Person for the purpose of purchasing Conversion Stock.

     If a subscriber authorizes the Association to charge the subscriber's Savings Account(s), the funds shall remain in the subscriber's Savings Account(s) and shall continue to earn interest, but may not be used by such subscriber until the Conversion is completed or terminated, whichever is earlier. The withdrawal shall be given effect only concurrently with the sale of all shares of Conversion Stock proposed to be sold in the Conversion and only to the extent necessary to satisfy the subscription at a price equal to the aggregate Purchase Price. The Association shall allow subscribers to purchase shares of Conversion Stock by withdrawing funds from certificate accounts held with the Association without the assessment of early withdrawal penalties, subject to the approval, if necessary, of the applicable regulatory authorities. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if the remaining balance of the account is less than the applicable minimum balance requirement. In that event, the remaining balance shall earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Conversion Stock under the Plan.

     Tax-Qualified Employee Stock Benefit Plans may subscribe for shares by submitting an Order Form, along with evidence of a loan commitment from a financial institution for the purchase of shares, if applicable, during the Subscription Offering and by making payment for the shares on the date of the closing of the Conversion.

     I.  Undelivered, Defective or Late Order Forms; Insufficient Payment
         ----------------------------------------------------------------

     If an Order Form (i) is not delivered and is returned to the Holding Company or the Association by the United States Postal Service (or the Holding Company or Association is unable to locate the addressee); (ii) is not returned to the Holding Company or Association, or is returned to the Holding Company or Association after expiration of the date specified thereon; (iii) is defectively completed or executed; or (iv) is not accompanied by the total required payment for the shares of Conversion Stock subscribed for (including cases in which the subscribers' Savings Accounts are insufficient to cover the authorized withdrawal for the required payment), the Subscription Rights of the Person to whom such rights have been granted shall not be honored and shall be treated as though such Person failed to return the completed Order Form within the time period specified therein. Alternatively, the Holding Company or Association may, but shall not be required to, waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for the shares of Conversion Stock subscribed for by such date as the Holding Company or Association may specify. Subscription orders, once tendered, shall not be revocable. The Holding Company's and Association's interpretation of the terms and conditions of the Plan and of the Order Forms shall be final.

     J.  Members in Non-Qualified States or in Foreign Countries
         -------------------------------------------------------

     The Holding Company and the Association will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan reside. However, the Holding Company and the Association are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which (i) a small number of persons otherwise eligible to subscribe for shares of Common Stock reside in such state; or (ii) the Holding Company or the Association determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including but not limited to a request or requirement that the Holding Company and the Association or their officers, directors or trustees register as a broker, dealer, salesman or selling agent, under the securities laws of such state, or a request or requirement to register or otherwise qualify the Subscription Rights or Common Stock for sale or submit any filing with respect thereto in such state. Where the number of persons eligible to subscribe for shares in one state is small relative to other states, the Holding Company and the Association will base their decision as to whether or not to offer the Common Stock in such state on a number of factors, including the size of accounts held by account holders in the state, the cost of reviewing the registration and qualification requirements of the state (and of actually registering or qualifying the shares) or the need to register the Holding Company, its officers, directors or employees as brokers, dealers or salesmen.

X.   Federal Stock Charter and Bylaws
     --------------------------------

     As part of the Conversion, a Federal Stock Charter and Bylaws will be adopted to authorize the Converted Association to operate as a federal stock savings bank. By approving the Plan, the Members of the Association will thereby approve the Federal Stock Charter and Bylaws. Prior to completion of the Conversion, the Federal Stock Charter and Bylaws may be amended in accordance with the provisions and limitations for amending the Plan under Paragraph XVII. below. The effective date of the adoption of the Federal Stock Charter and Bylaws shall be the date of the issuance of the Conversion Stock, which shall be the date of consummation of the Conversion.

XI.  Post Conversion Filing and Market Making
     ----------------------------------------

     In connection with the Conversion, the Holding Company shall register the Conversion Stock with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such Conversion Stock for a period of three years thereafter.

      The Holding Company shall use its best efforts to encourage and assist various Market Makers to establish and maintain a market for the shares of its stock. The Holding Company shall also use its best efforts to list its stock through The Nasdaq Stock Market or on a national or regional securities exchange.

XII.  Status of Savings Accounts and Loans Subsequent to Conversion
      -------------------------------------------------------------

      All Savings Accounts shall retain the same status after Conversion as these accounts had prior to Conversion. Each Savings Account holder shall retain, without payment, a withdrawable Savings Account(s) after the Conversion, equal in amount to the withdrawable value of such holder's Savings Account(s) prior to Conversion. All Savings Accounts will continue to be insured by the Savings Association Insurance Fund of the FDIC up to the applicable limits of insurance coverage. All loans shall retain the same status after the Conversion as they had prior to the Conversion. See Paragraph IX.F.4. with respect to the termination of voting rights of Members.

XIII. Liquidation Account
      -------------------

      After the Conversion, holders of Savings Accounts shall not be entitled to share in any residual assets in the event of liquidation of the Converted Association. However, the Association shall, at the time of the Conversion, establish a liquidation account in an amount equal to its total net worth as of the date of the latest statement of financial condition contained in the final Prospectus. The function of the liquidation account shall be to establish a priority on liquidation and, except as provided in Paragraph IX.F.3 above, the existence of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Converted Association.

      The liquidation account shall be maintained by the Converted Association subsequent to the Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Converted Association. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the liquidation account balance ("subaccount").

      The initial subaccount balance for a Savings Account held by an Eligible Account Holder and/or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of such holder's Qualifying Deposit in the Savings Account and the denominator is the total amount of the Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders. Such initial subaccount balance shall not be increased, and it shall be subject to downward adjustment as provided below.

      If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing date subsequent to the Eligibility Record Date is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date or (ii) the amount of the Qualifying Deposit in such Savings Account on the Eligibility Record Date or the Supplemental Eligibility Record Date, then the subaccount balance for such Savings Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, such subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

      In the event of a complete liquidation of the Converted Association, each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for Savings Account(s) then held by such holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of Savings Accounts and other liabilities or similar transactions with another Federally-insured institution in which the Converted Association is not the surviving institution shall be considered to be a complete liquidation. In any such transaction, the liquidation account shall be assumed by the surviving institution.

XIV.  Regulatory Restrictions on Acquisition of Holding Company
      ---------------------------------------------------------

      A. OTS regulations provide that for a period of three years following completion of the Conversion, no Person (i.e, individual, a group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust, or any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution or its holding company) shall directly, or indirectly, offer to purchase or actually acquire the beneficial ownership of more than 10% of any class of equity security of the Holding Company without the prior approval of the OTS. However, approval is not required for purchases directly from the Holding Company or the underwriters or selling group acting on its behalf with a view towards public resale, or for purchases not exceeding 1% per annum of the shares outstanding. Civil penalties may be imposed by the OTS for willful violation or assistance of any violation. Where any Person, directly or indirectly, acquires beneficial ownership of more than 10% of any class of equity security of the Holding Company within such three-year period, without the prior approval of the OTS, stock of the Holding Company beneficially owned by such Person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as voting shares in connection with any matter submitted to the stockholders for a vote. The provisions of this regulation shall not apply to the acquisition of securities by Tax-Qualified Employee Stock Benefit Plans provided that such plans do not have beneficial ownership of more than 25% of any class of equity security of the Holding Company.

      B. The Holding Company may provide in its articles/certificate of incorporation, or similar document, a provision that, for a specified period of up to five years following the date of the completion of the Conversion, no Person shall directly or indirectly offer to acquire or actually acquire the beneficial ownership of more than 10% of any class of equity security of the Holding Company. Such provisions would not apply to acquisition of securities by Tax-Qualified Employee Stock Benefit Plans provided that such plans do not have beneficial ownership of more than 25% of any class of equity security of the Holding Company. The Holding Company may provide in its articles/certificate of incorporation, or similar document, for such other provisions affecting the acquisition of its stock as shall be determined by its Board of Directors.

XV.   Directors and Officers of the Converted Association
      ---------------------------------------------------

      The Conversion is not intended to result in any change in the directors or Officers. Each Person serving as a director of the Association at the time of Conversion shall continue to serve as a member of the Converted Association's Board of Directors, subject to the Converted Association's Federal Stock Charter and Bylaws. The Persons serving as Officers immediately prior to the Conversion will continue to serve at the discretion of the Board of Directors in their respective capacities as Officers of the Converted Association. In connection with the Conversion, the Association and the Holding Company may enter into employment agreements on such terms and with such officers as shall be determined by the Boards of Directors of the Association and the Holding Company.

XVI.  Executive Compensation
      ----------------------

      The Association and the Holding Company may adopt, subject to any required approvals, executive compensation or other benefit programs, including but not limited to compensation plans involving stock options, stock appreciation rights, restricted stock grants, employee recognition programs and the like.

XVII. Amendment or Termination of Plan
      --------------------------------

      If necessary or desirable, the Plan may be amended by a two-thirds vote of the Association's Board of Directors, at any time prior to submission of the Plan and proxy materials to the Members. At any time after submission of the Plan and proxy materials to the Members, the Plan may be amended by a two-thirds vote of the Board of Directors only with the concurrence of the OTS. The Plan may be terminated by a two-thirds vote of the Board of Directors at any time prior to the Special Meeting, and at any time following such Special Meeting with the concurrence of the OTS. In its discretion, the Board of Directors may modify or terminate the Plan upon the order of the regulatory authorities without a resolicitation of proxies or another meeting of the Members.

      In the event that mandatory new regulations pertaining to conversions are adopted by the OTS prior to the completion of the Conversion, the Plan shall be amended to conform to the new mandatory regulations without a resolicitation of proxies or another meeting of Members. In the event that new conversion regulations adopted by the OTS prior to completion of the Conversion contain optional provisions, the Plan may be amended to utilize such optional provisions at the discretion of the Board of Directors without a resolicitation of proxies or another meeting of Members.

      By adoption of the Plan, the Members authorize the Board of Directors to amend and/or terminate the Plan under the circumstances set forth above.

XVIII. Expenses of the Conversion
       --------------------------

       The Holding Company and the Association shall use their best efforts to assure that expenses incurred in connection with the Conversion shall be reasonable.

XIX.   Contributions to Tax-Qualified Plans
       ------------------------------------

       The Holding Company and/or the Association may make discretionary contributions to the Tax-Qualified Employee Stock Benefit Plans, provided such contributions do not cause the Association to fail to meet its regulatory capital requirements.

                                *      *      *

                             FEDERAL STOCK CHARTER
                                      FOR
                                PALMYRA SAVINGS


                          Section 1. Corporate Title.

     The full corporate title of the bank is Palmyra Savings (the "BANK").

                               Section 2. Office.

     The home office shall be located in the City of Palmyra, in the State of Missouri.

                              Section 3. Duration.

     The duration of the BANK is perpetual.


                         Section 4. Purpose and Powers.

     The purpose of the BANK is to pursue any or all of the lawful objectives of a Federal savings bank chartered under Section 5 of the Home Owners' Loan Act and to exercise all the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("Office").


                           Section 5. Capital Stock.

     The total number of shares of all classes of the capital stock which the BANK has the authority to issue is ten thousand (10,000), all of which one thousand (1,000) shall be common stock, par value $1.00 per share and of which nine thousand (9,000) shall be preferred stock, par value $1.00 per share. The shares may be issued from time to time as authorized by the Board of Directors without further approval of shareholders except as otherwise provided in this
Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the BANK. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor or services actually performed for the BANK, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the Board of Directors of the BANK, shall be conclusive. In the case of a stock dividend, that part of the retained earnings of the BANK that is transferred to common stock or paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     Except for shares issued in the initial organization of the BANK or in connection with the conversion of the BANK from the mutual to the stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the BANK other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

     Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share, except as to the cumulation of votes for the election of directors, unless the charter otherwise provides that there shall be no such cumulative voting: Provided, That
                                                                  --------
this restriction on voting separately by class or series shall not apply:

     (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the Board of Directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

     (ii) To any provision that would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the BANK with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the BANK if the preferred stock is exchanged for securities of such other corporation: Provided, That no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Office or the Federal Deposit Insurance Corporation;

     (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving BANK in a merger or consolidation for the BANK, shall not be considered to be such an adverse change.

     A description of the different classes and series (if any) of the BANK's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

     A.   Common Stock.  Except as provided in this Section 5 (or in any
          ------------
          supplementary sections hereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by each holder, except as to the cumulation of votes for the election of directors, unless the charter otherwise provides that there shall be no such cumulative voting.

          Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, or retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

          In the event of any liquidation, dissolution, or winding up of the BANK, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the BANK available for distribution remaining after: (i) payment or provision for payment of the BANK's debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the BANK. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     B.   Preferred Stock.  The BANK may provide in supplementary sections to
          ---------------
          its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

          (a) The distinctive serial designation and the number of shares constituting such series;

          (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

          (c) The voting powers, full or limited, if any, of the shares of such series;

          (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

          (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the BANK;

          (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

          (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the BANK and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (h) The price or other consideration for which the shares of such series shall be issued; and

          (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

          Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

          The Board of Directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series, and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

          Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the Board of Directors, the BANK shall file with the Secretary of the Office a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

                         Section 6. Preemptive Rights.

          Holders of the capital stock of the BANK shall not be entitled to preemptive rights with respect to any shares of the BANK which may be issued.


                        Section 7. Liquidation Account.

          Pursuant to the requirements of the Office's regulations (12 C.F.R. 563b.3), the BANK shall establish and maintain a liquidation account for the benefit of its savings account holders as of June 30, 1997 and [_________________] ("eligible savers"). In the event of a complete liquidation of the BANK, it shall comply with such regulations with respect to the amount and the priorities on liquidation of each of the BANK's eligible saver's inchoate interest in the liquidation account, to the extent it is still in existence: provided, that an eligible saver's inchoate interest in the liquidation account shall not entitle such eligible saver to any voting rights at meetings of the BANK's shareholders.


            Section 8. Certain Provisions Applicable for Five Years.

          Notwithstanding anything contained in the BANK's charter or bylaws to the contrary, for a period of five years from the date of completion of the conversion of the BANK from mutual to stock form, the following provisions shall apply:

     A.   Beneficial Ownership Limitation.  No person shall directly or
          -------------------------------
          indirectly offer to acquire or acquire the beneficial ownership of more than 10 percent of any class of any equity security of the BANK. This limitation shall not apply to a transaction in which the BANK forms a holding company without change in the respective beneficial ownership interests of the BANK's shareholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirements under Section 574.3(c)(1)(vi) of the Office Regulations.

          In the event shares are acquired in violation of this Section 8, all shares beneficially owned by any person in excess of 10 percent shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the shareholders for a vote.

     For the purposes of this Section 8, the following definitions apply:

          (i) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the BANK.

         (ii) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

        (iii) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

         (iv) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

     B. Cumulative Voting Limitation. Shareholders shall not be permitted to cumulate their votes for the election of directors.

     C. Call for Special Meetings. Special meetings of shareholders relating to changes in control of the BANK or amendments to its charter shall be called only at the direction of the Board of Directors.

                             Section 9. Directors.

          The BANK shall be under the direction of a Board of Directors. The authorized number of directors, as stated in the BANK's bylaws, shall be not be less than five nor more than 15 except when a greater number or lesser number is approved by the Office or his or her delegate.

                       Section 10. Amendment of Charter.

          Except as provided in Section 5, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is proposed by the Board of Directors of the BANK, approved by the shareholders by a majority of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required, and approved or preapproved by the Office.



                                                    PALMYRA SAVINGS


Attest:  ____________________________          By:  ____________________________
         Eldon R. Mette                             L. Edward Schaeffer
         Secretary                                  President


                                               OFFICE OF THRIFT SUPERVISION


Attest:  ____________________________          By:  ____________________________
         Secretary to the Office                             Director


Declared effective on
the _____ day of __________, 1999

                             FEDERAL STOCK BYLAWS
                                      FOR
                                PALMYRA SAVINGS

                            ARTICLE I - HOME OFFICE

     The home office of Palmyra Savings ("Bank") shall be at 123 West Lafayette Street, Palmyra, in the State of Missouri.

                           ARTICLE II - SHAREHOLDERS

     Section 1.  Place of Meetings.  All annual and special meetings of
     -----------------------------
shareholders shall be held at the home office of the Bank or at such other convenient place as the board of directors may determine.

     Section 2.  Annual Meeting.  A meeting of the shareholders of the Bank for
     --------------------------
the election of directors and for the transaction of any other business of the Bank shall be held annually within 150 days after the end of the Bank's fiscal year on the thirtieth of September if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at or at such other date and time within such 150-day period as the board of directors may determine.

     Section 3.  Special Meetings.  Special meetings of the shareholders for any
     ----------------------------
purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision ("Office"), may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the Bank entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Bank addressed to the chairman of the board, the president, or the secretary.

     Section 4.  Conduct of Meetings.  Annual and special meetings shall be
     -------------------------------
conducted in accordance with the most current edition of Robert's Rules of Order unless otherwise prescribed by regulations of the Office or these bylaws or the board of directors adopts another written procedure for the conduct of meetings. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

     Section 5.  Notice of Meetings.  Written notice stating the place, day, and
     ------------------------------
hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Bank as of the record date prescribed in section 6 of this article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

     Section 6. Fixing of Record Date.  For the purpose of determining
     --------------------------------
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

     Section 7. Voting Lists.  At least 20 days before each meeting of the
     -----------------------
shareholders, the officer or agent having charge of the stock transfer books for shares of the Bank shall make a complete list of the shareholders of record entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Bank and shall be subject to inspection by any shareholder of record or the shareholder's agent at any time during usual business hours for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record or any shareholder's agent during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed in (S)552.6(d) of the Office's regulations as now or hereafter in effect.

     Section 8. Quorum.  A majority of the outstanding shares of the Bank
     -----------------
entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

     Section 9.  Proxies.  At all meetings of shareholders, a shareholder may
     -------------------
vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

     Section 10. Voting of Shares in the Name of Two or More Persons.  When
     ---------------------------------------------------------------
ownership stands in the name of two or more persons, in the absence of written directions to the Bank to the contrary, at any meeting of the shareholders of the Bank any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     Section 11. Voting of Shares by Certain Holders.  Shares standing in the
     -----------------------------------------------
name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares outstanding in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares held in trust in an IRA or Keogh Account, however, may by voted by the Bank if no other instructions are received. Shares outstanding in the name of a receiver may be voted by such receiver, and shares held by or under control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is consigned in an appropriate order of the court or other public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the Bank nor shares held by another Corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     Section 12. Inspectors of Election.  In advance of any meeting of
     ----------------------------------
shareholders, the board of directors may appoint any person other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

     Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper for conduct the election or vote with fairness to all shareholders.

     Section 13. Nominating Committee. The board of directors shall act as a
     --------------------------------
nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Bank. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Bank at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Bank. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

     Section 14. New Business.  Any new business to be taken up at the annual
     ------------------------
meeting shall be stated in writing and filed with the secretary of the Bank at least five days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

     Section 15. Informal Action by Shareholders.  Any action required to be
     -------------------------------------------
taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                       ARTICLE III - BOARD OF DIRECTORS

     Section 1. General Powers.  The business and affairs of the Bank shall be
     -------------------------
under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

     Section 2. Number and Term.  The board of directors shall consist of seven
     --------------------------
(7) and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

     Section 3. Regular Meetings.  A regular meeting of the board of directors
     ---------------------------
shall be held without other notice than this bylaw following the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, for the holding of additional regular meetings without other notice than such resolution. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

     Section 4. Qualification.   Each director shall at all times be the
     ------------------------
beneficial owner of not less than 100 shares of capital stock of the Bank unless the Bank is a wholly owned subsidiary of a holding company.

     Section 5. Special Meetings.  Special meetings of the board of directors
     ---------------------------
may be called by or at the request of the chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within the Bank's normal lending territory, as the place for holding any special meeting of the board of directors called by such persons.

     Members of the board of directors may participate in special meetings by making use of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person for all purposes.

     Section 6. Notice.  Written notice of any special meeting shall be given to
     -----------------
each director at least 24 hours prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, when delivered to the telegraph company if sent by telegram, or when the Bank receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice of waiver of notice of such meeting.

     Section 7.  Quorum.  A majority of the number of directors fixed by section
     ------------------
2 of this article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by section 5 of this article III.

     Section 8.  Manner of Acting.  The act of the majority of the directors
     ----------------------------
present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

     Section 9.  Action Without a Meeting.  Any action required or permitted to
     ------------------------------------
be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     Section 10. Resignation.  Any director may resign at any time by sending a
     -----------------------
written notice of such resignation to the home office of the Bank addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

     Section 11. Vacancies.  Any vacancy occurring on the board of directors may
     ---------------------
be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

     Section 12. Compensation.  Directors, as such, may receive a stated salary
     ------------------------
for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the board of directors may determine.

     Section 13. Presumption of Assent.  A director of the Bank who is present
     ---------------------------------
at a meeting of the board of directors at which action on any bank matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Bank within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 14. Removal of Directors.  At a meeting of shareholders called
     --------------------------------
expressly for that purpose, any director may be removed only for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

     Section 15. Age Limitation.  No persons seventy-five years of age shall be
     --------------------------
eligible for election, reelection, appointment or reappointment to the Board of Directors. No director shall serve as such beyond the annual meeting of the Bank immediately following the director becoming seventy-five years of age, except that a director serving on the date of adoption of these bylaws may complete the term as director. This age limitation does not apply to an advisory director or a director emeritus.

                  ARTICLE IV - EXECUTIVE AND OTHER COMMITTEES

     Section 1.  Appointment.  The board of directors, by resolution adopted by
     -----------------------
a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

     Section 2.  Authority.  The executive committee, when the board of
     ---------------------
directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Bank, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Bank otherwise than in the usual and regular course of its business; a voluntary dissolution of the Bank; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

     Section 3.  Tenure.  Subject to the provisions of section 8 of this article
     ------------------
IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

     Section 4.  Meetings.  Regular meetings of the executive committee may be
     --------------------
held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

     Section 5.  Quorum.  A majority of the members of the executive committee
     ------------------
shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     Section 6.  Action Without a Meeting.  Any action required or permitted to
     ------------------------------------
be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

     Section 7.  Vacancies.  Any vacancy in the executive committee may be
     ---------------------
filled by a resolution adopted by a majority of the full board of directors.

     Section 8.  Resignations and Removal.  Any member of the executive
     ------------------------------------
committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Bank. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     Section 9.  Procedure. The executive committee shall elect a presiding
     ---------------------
officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

     Section 10. Other Committees.  The board of directors may by resolution
     ----------------------------
establish an audit, loan, or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Bank and may prescribe the duties, constitution, and procedures thereof.

                             ARTICLE V - OFFICERS

     Section 1. Positions.  The officers of the Bank shall be a president, one
     --------------------
or more vice presidents, a secretary, and a treasurer or comptroller, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The offices of the secretary and treasurer or comptroller may be held by the same person and a vice president may also be either the secretary or the treasurer or comptroller. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Bank may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     Section 2. Election and Term of Office.  The officers of the Bank shall be
     --------------------------------------
elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the Bank to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with section 3 of this Article V.

     Section 3. Removal. Any officer may be removed by the board of directors
     ------------------
whenever in its judgment the best interests of the Bank will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

     Section 4. Vacancies.  A vacancy in any office because of death,
     --------------------
resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

     Section 5. Remuneration. The remuneration of the officers shall be fixed
     -----------------------
from time to time by the board of directors.

              ARTICLE VI - CONTRACTS, LOANS, CHECKS, AND DEPOSITS

     Section 1. Contracts.  To the extent permitted by regulations of the
     --------------------
Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Bank. Such authority may be general or confined to specific instances.

     Section 2. Loans.  No loans shall be contracted on behalf of the Bank and
     ----------------
no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     Section 3. Checks; Drafts. etc. All checks, drafts, or other orders for the
     ------------------------------
payment of money, notes, or other evidences of indebtedness issued in the name of the Bank shall be signed by one or more officers, employees or agents of the Bank in such manner as shall from time to time be determined by the board of directors.

     Section 4. Deposits.  All funds of the Bank not otherwise employed shall be
     -------------------
deposited from time to time to the credit of the Bank in any duly authorized depositories as the board of directors may select.

           ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. Certificates for Shares.  Certificates representing shares of
     ----------------------------------
capital stock of the Bank shall be in such form as shall be determined by the board of directors and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the Bank authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar
other than the Bank itself or one of its employees.   Each certificate for
shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the owner of shares and date of issue, shall be entered on the stock transfer books of the Bank. All certificates surrendered to the Bank for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Bank as the board of directors may prescribe.

     Section 2. Transfer of Shares.  Transfer of shares of capital stock of the
     -----------------------------
Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Bank shall be deemed by the Bank to be the owner for all purposes.

                          ARTICLE VIII - FISCAL YEAR

     The fiscal year of the Bank shall end on the thirtieth day of September of each year. The appointment of accountants shall be subject to annual ratification by the shareholders.

                            ARTICLE IX - DIVIDENDS

     Subject to the terms of the Bank's charter and the regulations and orders of the Office, the board of directors may, from time to time, declare, and the Bank may pay, dividends on its outstanding shares of capital stock.

                          ARTICLE X - CORPORATE SEAL

     The board of directors shall provide the Bank seal which shall be two concentric circles between which shall be the name of the Bank. The year of incorporation or an emblem may appear in the center.

                            ARTICLE XI - AMENDMENTS

     These bylaws may be amended in a manner consistent with regulations of the Office and shall be effective after: (i) approval of the amendment by a majority vote of the authorized board of directors, or by a majority vote of the votes cast by the shareholders of the Bank at any legal meeting, and (ii) receipt of any applicable regulatory approval. When the Bank fails to meet its quorum requirements, solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.